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IDS Strategy Fund, Inc.
File No. 2-89288/811-3956

                           EXHIBIT INDEX


Exhibit (d)(2)             Investment Management Services Agreement dated
                           April 7, 1999

Exhibit (d)(3)             Investment Sub-advisory Agreement dated April 7, 1999

Exhibit (e)                Distribution Agreement dated April 7, 1999

Exhibit (h)(2)             Administrative services Agreement dated April 7,1999

Exhibit (i):               Opinion and Consent of Counsel

Exhibit (m)(2):            Plan and Agreement of Distribution dated
                           April 7, 1999